Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the three and nine months ended June 30, 2024 and 2023 should be read together with our unaudited financial statements and related notes included elsewhere in this report and in conjunction with our audited financial statements for the years ended September 30, 2023 and 2022 incorporated by reference in this report. The following discussion contains “forward-looking statements” that reflect our future plans, estimates, beliefs and expected performance. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors. We caution that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Please see “Forward-Looking Statements” in the Original Report, as well as “Risk Factors- Risks Related to SpinCo’s Business and its Industry” beginning on page 62 of the Final Prospectus and incorporated herein by reference. Capitalized terms used but not defined herein are defined in the in the final proxy statement/prospectus supplement (File No. 333-275506), filed by Citius Oncology, Inc., a Delaware corporation (“Citius Oncology” or the “Company”) on July 12, 2024 (the “Final Prospectus”), the Current Report on Form 8-K, filed by the Company on August 16, 2024 (the “Original Report”), or this Amendment No. 1 to the Original Report to which these in these unaudited pro forma condensed combined statements of operations are an exhibit (“Amendment No. 1”).

Business

Citius Oncology, Inc. is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products targeting unmet needs with a focus on oncology products. We are developing LYMPHIR (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma.

We were formed as a Cayman Islands company on March 1, 2021 as an exempted company with limited liability. We were formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On August 5, 2024, we deregistered as an exempted company in the Cayman Islands and continued and domesticated as a corporation incorporated under the laws of the State of Delaware at which time we changed our name from Tenx Keane Acquisition to “Citius Oncology, Inc.” On August 12, 2024, we completed the previously announced Business Combination pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023, by and among us, Citius Pharmaceuticals, Inc., Citius Oncology, Inc. (now known as Citius Oncology Sub, Inc., “SpinCo”), and TenX Merger Sub, Inc. In the Business Combination, we acquired SpinCo as a wholly owned subsidiary.

As a result of the Business Combination, our business is that of SpinCo. Since its inception, SpinCo had devoted substantially all its efforts to business planning, research and development, and recruiting management and technical staff for the development of LYMPHIR. We are subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to, risks related to the development by us or our competitors of research and development stage products, market acceptance of our products, competition from larger companies, dependence on key personnel, dependence on key suppliers and strategic partners, our ability to obtain additional financing and our compliance with governmental and other regulations.

Upon closing of the Business Combination, we continue to operate under a shared services agreement with Citius Pharma.

License Agreement with Eisai

In September 2021, Citius Pharma entered into an asset purchase agreement with Dr. Reddy’s and a license agreement with Eisai to acquire an exclusive license for E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma. Citius Pharma assigned these agreements to SpinCo effective April 1, 2022. SpinCo has obtained the trade name of LYMPHIR for E7777.

Under the terms of the agreements, Citius Pharma acquired Dr. Reddy’s exclusive license for E7777 from Eisai and other related assets owned by Dr. Reddy’s. The exclusive license includes rights to develop and commercialize E7777 in all markets except for Japan and certain parts of Asia. Additionally, we retain an option on the right to develop and market the product in India. Eisai retains exclusive development and marketing rights for the agent in Japan, China, Korea, Taiwan, Hong Kong, Macau, Indonesia, Thailand, Malaysia, Brunei, Singapore, India (subject to the India option), Pakistan, Sri Lanka, Philippines, Vietnam, Myanmar, Cambodia, Laos, Afghanistan, Bangladesh, Bhutan, Nepal, Mongolia, and Papua New Guinea. Citius Pharma paid $40 million upfront payment which represents the acquisition date fair value of the in-process research and development acquired from Dr. Reddy’s. Dr. Reddy’s is entitled to up to $40 million in development milestone payments related to CTCL approvals in the U.S. and other markets, up to $70 million in development milestones for additional indications, as well as commercial milestone payments and low double-digit tiered royalties on net product sales (within a range of 10% to 15%), and up to $300 million for commercial sales milestones. We also must pay on a fiscal quarter basis tiered royalties equal to low double-digit percentages of net product sales (within a range of 10% to 15%). The royalties will end on the earlier of (i) the 15-year anniversary of the first commercial sale of the latest indication that received regulatory approval in the applicable country and (ii) the date on which a biosimilar product results in the reduction of net sales in the applicable product by 50% in two consecutive quarters, as compared to the four quarters prior to the first commercial sale of the biosimilar product. We will also pay to Dr. Reddy’s an amount equal to a low-thirties percentage of any sublicense upfront consideration or milestone payments (or the like) received by us and the greater of (i) a low-thirties percentage of any sublicensee sales-based royalties or (ii) a mid-single digit percentage of such licensee’s net sales.

Under the license agreement, Eisai is to receive a $6.0 million development milestone payment upon initial approval and additional commercial milestone payments related to the achievement of net product sales thresholds (which increases to $7 million in the event we have exercised our option to add India to the licensed territory prior to FDA approval) and an aggregate of up to $22 million related to the achievement of net product sales thresholds. Citius Oncology was also required to reimburse Eisai for up to $2.65 million of its costs to complete the Phase 3 pivotal clinical trial for LYMPHIR for the CTCL indication and reimburse Eisai for all reasonable costs associated with the preparation of a Biologics License Application (“BLA”) for LYMPHIR. Eisai was responsible for completing the CTCL clinical trial, and CMC activities through the filing of the BLA for LYMPHIR with the FDA. The BLA was filed with the FDA on September 27, 2022. We will be responsible for development costs associated with potential additional indications.

The term of the license agreement will continue until (i) if there has not been a commercial sale of a licensed product in the territory, the 10-year anniversary of the original license effective date, March 30, 2016, or (ii) if there has been a first commercial sale of a licensed product in the territory within the 10-year anniversary of the original license effective date, the 10-year anniversary of the first commercial sale on a country-by-country basis. The term of the license may be extended for additional 10-year periods for all countries in the territory by notifying Eisai and paying an extension fee equal to $10 million. Either party may terminate the license agreement upon written notice if the other party is in material breach of the agreement, subject to cure within the designated time periods. Either party also may terminate the license agreement immediately upon written notice if the other party files for bankruptcy or takes related actions or is unable to pay its debts as they become due. Additionally, either party will have the right to terminate the agreement if the other party directly or indirectly challenges the patentability, enforceability or validity of any licensed patent.

Also under the purchase agreement with Dr. Reddy’s, we are required to (i) use commercially reasonable efforts to make commercially available products in the CTCL indication, peripheral T-cell lymphoma indication and immuno-oncology indication, (ii) initiate two investigator initiated immuno-oncology trials (both of which have been initiated), (iii) use commercially reasonable efforts to achieve each of the approval milestones, and (iv) to complete each specified immuno-oncology investigator trial on or before the four-year anniversary of the effective date of the definitive agreement. Additionally, we are required to commercially launch a product in a territory within six months of receiving regulatory approval for such product in each such jurisdiction.

On July 29, 2023, we received a Complete Response Letter (“CRL”) from the FDA regarding the BLA seeking approval for LYMPHIR. The FDA required that we incorporate enhanced product testing, and additional controls agreed to with the FDA during the market application review. The FDA raised no concerns relating to the safety and efficacy clinical data package.

On September 8, 2023, we announced that the FDA agreed with our plans to address the requirements outlined in the CRL. The guidance from the FDA provided a path for completing the necessary activities to support the resubmission of the BLA. No additional clinical efficacy or safety trials were requested by FDA for the resubmission. On February 13, 2024, we filed the BLA resubmission package with the FDA and on March 18, 2024, the FDA accepted the resubmission of the BLA and assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of August 13, 2024. On August 7, 2024, the FDA approved LYMPHIR.

RESULTS OF OPERATIONS

Results of Operations for Three Months Ended June 30, 2024 compared to Three Months Ended June 30, 2023

Prior to the close of the Business Combination, our only operations consisted of seeking a business combination target. SpinCo did not begin operations until April 1, 2022. As a result, we have a limited operating history.

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023
Revenues	$—	$—

Operating expenses:
Research and development	1,131,439	1,235,068
General and administrative	1,540,411	1,348,527
Stock-based compensation - general and administrative	1,957,000	—
Total operating expenses	4,628,850	2,583,595

Operating loss	(4,628,850)	(2,583,595)
Income tax expense	144,000	144,000
Net loss	$(4,772,850)	$(2,727,595)

Revenues

We did not generate any revenues for the three months ended June 30, 2024 and 2023.

Research and Development Expenses

We incurred $1,131,439 in research and development expenses for our proposed product candidate LYMPHIR during the three months ended June 30, 2024 compared to $1,235,068 during the three months ended June 30, 2023. The $103,629 decrease was primarily due to due to completion of the BLA resubmission package in the prior quarter. On February 13, 2024, we filed the BLA resubmission package with the FDA and on March 18, 2024, the FDA accepted the resubmission of the BLA and assigned a PDUFA goal date of August 13, 2024. On August 7, 2024, the FDA approved LYMPHIR.

Pursuant to the shared services agreement, during the three months ended June 30, 2024, Citius Pharma charged us $515,838 for reimbursement of research and development payroll compared to $483,063 for the three months ended June 30, 2023.

We expect that research and development expenses will stabilize in fiscal 2024 as we continue to focus on the commercialization of LYMPHIR.

General and Administrative Expenses

For the three months ended June 30, 2024, general and administrative expenses were $1,540,411 compared to $1,348,527 for the three months ended June 30, 2023. The $191,884 increase was primarily due to higher costs for pre-launch and market research activities associated with LYMPHIR in the current period. Pursuant to the shared services agreement, during the three months ended June 30, 2024, Citius Pharma charged us $474,688 for reimbursement of general and administrative payroll, and $30,368 for the use of shared office space. During the three months ended June 30, 2023, Citius Pharma charged us $422,282 for reimbursement of general and administrative payroll, and $30,368 for the use of shared office space. General and administrative expenses consist primarily of reimbursement costs and market research expenses. We expect that general and administrative expenses will continue to increase in fiscal 2024 as we focus on our pre-launch efforts to commercialize LYMPHIR, and incur additional consulting fees, legal and accounting fees, insurance, and investor relations expenses.

Stock-based Compensation Expense

For the three months ended June 30, 2024, stock-based compensation was $1,957,000. SpinCo adopted a stock plan on April 29, 2023 and granted options to purchase 12,750,000 shares of common stock to directors, employees and consultants during the year ended September 30, 2023. We assumed the stock plan and the outstanding options at the close of the Business Combination. At June 30, 2024, unrecognized total compensation cost related to unvested awards of $13,011,500 is expected to be recognized over a weighted average period of 2.0 years.

Income Taxes

We recorded deferred income tax expense of $144,000 for both of the three-month periods ended June 30, 2024 and 2023 related to the amortization for taxable purposes of its in-process research and development asset.

Net Loss

For the three months ended June 30, 2024, we incurred a net loss of $4,772,850 compared to a net loss of $2,727,595 for the three months ended June 30, 2023. The $2,045,255 increase in the net loss was primarily due to the $1,957,000 stock-based compensation expense incurred during the three months ended June 30, 2024.

Results of Operations for Nine Months Ended June 30, 2024 compared to Nine Months Ended June 30, 2023

	Nine Months Ended June 30, 2024	Nine Months Ended June 30, 2023
Revenues	$—	$—

Operating expenses:
Research and development	3,628,900	3,088,661
General and administrative	4,443,899	3,988,893
Stock-based compensation - general and administrative	5,831,000	—
Total operating expenses	13,903,799	7,077,554

Operating loss	(13,903,799)	(7,077,554)
Income tax expense	432,000	432,000
Net loss	$(14,335,799)	$(7,509,554)

Revenues

We did not generate any revenues for the nine months ended June 30, 2024 and 2023.

Research and Development Expenses

We incurred $3,628,900 in research and development expenses for our proposed product candidate LYMPHIR during the nine months ended June 30, 2024 compared to $3,088,661 during the nine months ended June 30, 2023. The $540,239 increase was primarily due to costs associated with new analytical testing methods related to the remediation activities to respond to the CRL. On February 13, 2024, we filed the BLA resubmission package with the FDA and on March 18, 2024, the FDA accepted the resubmission of the BLA and assigned a PDUFA goal date of August 13, 2024. On August 7, 2024, the FDA approved LYMPHIR.

Pursuant to the shared services agreement, during the nine months ended June 30, 2024, Citius Pharma charged us $1,481,694 for reimbursement of research and development payroll compared to $1,068,563 for the nine months ended June 30, 2023.

We expect that research and development expenses will stabilize in fiscal 2024 as we continue to focus on the commercialization of LYMPHIR.

General and Administrative Expenses

For the nine months ended June 30, 2024, general and administrative expenses were $4,443,899 compared to $3,988,893 for the nine months ended June 30, 2023. The $455,006 increase was primarily due to higher costs associated with pre-launch and market research activities. Pursuant to the shared services agreement, during the nine months ended June 30, 2024, Citius Pharma charged us $1,330,364 for reimbursement of general and administrative payroll, and $91,103 for the use of shared office space. During the nine months ended June 30, 2023, Citius Pharma charged us $1,244,532 for reimbursement of general and administrative payroll, and $91,103 for the use of shared office space. General and administrative expenses consist primarily of reimbursement costs and market research expenses. We expect that general and administrative expenses will continue to increase in fiscal 2024 as we focus on our pre-launch efforts to commercialize LYMPHIR, and incur additional consulting fees, legal and accounting fees, insurance, and investor relations expenses.

Stock-based Compensation Expense

For the nine months ended June 30, 2024, stock-based compensation was $5,831,000. SpinCo adopted a stock plan on April 29, 2023 and granted options to purchase 12,750,000 shares of common stock to directors, employees and consultants during the year ended September 30, 2023. We assumed the stock plan and the outstanding options at the close of the Business Combination. At June 30, 2024, unrecognized total compensation cost related to unvested awards of $13,011,500 is expected to be recognized over a weighted average period of 2.0 years.

Income Taxes

We recorded deferred income tax expense of $432,000 for both of the nine-month periods ended June 30, 2024 and 2023 related to the amortization for taxable purposes of its in-process research and development asset.

Net Loss

For the nine months ended June 30, 2024, we incurred a net loss of $14,335,799 compared to a net loss of $7,509,554 for the nine months ended June 30, 2023. The $6,826,245 increase in the net loss was primarily due to the increase of $5,831,000 in stock-based compensation expense incurred during the nine months ended June 30, 2024.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity and Working Capital

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We had a net loss of $14,335,799 for the nine months ended June 30, 2024. We have no revenue and have relied on funding from Citius Pharma to finance our operations. At June 30, 2024, we had negative working capital of $21,385,139. Citius Pharma has sufficient capital to fund us through December 2024 which raises substantial doubt about our ability to continue as a going concern within one year after the financial statements are issued.

We plan to continue to rely on funding from Citius Pharma and to raise capital through equity financings from outside investors. There is no assurance, however, that Swe will be successful in raising the needed capital and, if funding is available, that it will be available on terms acceptable to us. The accompanying financial statements do not include any adjustments that might result from the outcome of the above uncertainty.

At June 30, 2024, we had no cash available to fund our operations. Our only source of cash flow since inception has been from Citius Pharma. Our primary expenses were for product development and commercialization activities, market research and reimbursement costs under the shared services agreement.

Inflation

Our management believes that inflation has not had a material effect on our results of operations.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. We believe the judgments and estimates required by the following accounting policies to be critical in the preparation of our financial statements.

Research and Development

Research and development costs, including upfront fees and milestones paid to collaborators who are performing research and development activities under contractual agreement with us, are expensed as incurred. We defer and capitalize our nonrefundable advance payments that are for research and development activities until the related goods are delivered or the related services are performed. When we are reimbursed by a collaboration partner for work we perform, we record the costs incurred as research and development expenses and the related reimbursement as a reduction to research and development expenses in our statement of operations. Research and development expenses primarily consist of clinical and non-clinical studies, materials and supplies, third-party costs for contracted services, and payments related to external collaborations and other research and development related costs.

In-process Research and Development

In-process research and development (“IPR&D”) of $40,000,000 represents the acquisition value of an exclusive license for LYMPHIR (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma and is expected to be amortized on a straight-line basis over a period of twelve years commencing upon revenue generation. Included in the IPR&D is the historical know-how, formula protocols, designs, and procedures expected to be needed to complete Phase 3. In addition, the contracts acquired in connection with Dr. Reddy’s transaction with the clinical research and manufacturing organization are at market rates and could be provided by multiple vendors in the marketplace Therefore, there is no fair value associated with the contracts acquired.

Incremental costs incurred on IPR&D after the acquisition date are expensed as incurred, unless there is an alternative future use.

We review intangible assets annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life of any intangible asset. If the carrying value of an asset exceeds its undiscounted cash flows, we write down the carrying value of the intangible asset to its fair value in the period identified. No impairment has occurred since the acquisition through June 30, 2024.

Income Taxes

We file consolidated income tax returns with Citius Pharma. We follow accounting guidance regarding the recognition, measurement, presentation, and disclosure of uncertain tax positions in the financial statements. Tax positions taken or expected to be taken in the course of preparing our tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authorities. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded in the financial statements.

We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. We provide a valuation allowance for deferred tax assets for which we do not consider realization of such assets to be more likely than not.